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                                                                    Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




Board of Directors
Sterile Recoveries, Inc.


We have issued our reports dated February 26, 1999 accompanying the consolidated financial statements and schedule of Sterile Recoveries, Inc. that are included in the Company's Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Sterile Recoveries, Inc. on Form S-B (File No. 333-31911, effective July 23, 1997).





                                   GRANT THORNTON LLP





Tampa, Florida
February 26, 1999